EXHIBIT 10.2
LIMITED WAIVER AND FIRST AMENDMENT TO SECOND AMENDED AND
RESTATED CREDIT AGREEMENT
THIS LIMITED WAIVER AND FIRST AMENDMENT TO SECOND AMENDED AND RESTATED CREDIT AGREEMENT (this “Agreement”) is entered into as of the 27th day of July, 2011, by and among (a) RM RESTAURANT HOLDING CORP., a Delaware corporation (“Holdings”), (b) REAL MEX RESTAURANTS, INC., a Delaware corporation (the “Company), (c) THE BANKS, FINANCIAL INSTITUTIONS AND OTHER ENTITIES PARTY THERETO FROM TIME TO TIME AS LENDERS SIGNATORY HERETO (the “Lenders”) and (d) WILMINGTON TRUST, NATIONAL ASSOCIATION (AS SUCCESSOR TO WILMINGTON TRUST FSB), as administrative agent for the Lenders (in such capacity and together with its successors, the “Administrative Agent”).
RECITALS
WHEREAS, Holdings, the Company, the Lenders, and the Administrative Agent entered into a Second Amended and Restated Credit Agreement, dated as of July 7, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; unless otherwise defined herein, capitalized terms used herein shall have the respective meanings assigned to such terms in the Credit Agreement);
WHEREAS, Holdings and the Company have requested that the Administrative Agent and the Lenders amend certain provisions of the Credit Agreement and waive certain breaches or violations and certain Defaults and Events of Default under the Credit Agreement, all as set forth in this Agreement;
WHEREAS, the Administrative Agent and Lenders agree to such amendments and waivers upon the terms and subject to conditions set forth herein;
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the Senior Note Indenture is being amended as provided in a supplemental indenture in a form provided to the Administrative Agent and the Lenders (the “Indenture Amendment”);
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties to the Revolving Credit Agreement are entering into a limited waiver and amendment no. 6 to the Revolving Credit Agreement in a form provided to the Administrative Agent and the Lenders (the “Revolving Credit Agreement Amendment”);
WHEREAS, contemporaneously with the execution and delivery of this Agreement, the parties to the Holdings Credit Agreement are entering into a limited waiver and second amendment to the Holdings Credit Agreement in a form provided to the Administrative Agent and the Lenders (the “Holdings Credit Agreement Amendment” and, collectively with the aforementioned amendments in the foregoing Recitals, the “Amendments”);

NOW THEREFORE, in consideration of the premises and the mutual agreements set forth, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
1. Definitions in Credit Agreement; etc. Unless otherwise defined herein, terms defined in or by reference to the Credit Agreement (as from time to time amended) are used herein as therein defined.
2. Limited Waiver. The Administrative Agent and the Lenders hereby:
(a) waive any breach or violation of the Credit Agreement described on Annex A hereto (and any Default or Event of Default resulting directly therefrom) and the Events of Defaults described on Annex A hereto, provided, that the waivers set forth above shall be limited precisely as written and shall not be deemed or otherwise construed to constitute a waiver of any other Default or other Event of Default or any other provision of the Credit Agreement or any other Loan Document or to prejudice any right, power or remedy which the Administrative Agent or any Lender may now have or may have in the future under or in connection with any such other Default, other Event of Default or other provision of the Credit Agreement or any other Loan Document, all of which rights, power and remedies are hereby expressly reserved by the Administrative Agent and the Lenders; and
(b) notwithstanding anything to the contrary in the Credit Agreement, consent to (A) the execution and delivery of (i) the Last-Out Participation Agreement (as defined in this Agreement), (ii) the Amendments and (B) the consummation of the transactions and other matters contemplated by such documents including, without limitation, the payment of the fees, costs and expenses due and payable to the lenders, agents and trustees (and their respective counsel) expressly contemplated in the Amendments.
3. Amendments. The Credit Agreement is hereby amended as follows:
(a) §1.1 of the Credit Agreement is amended by inserting therein in the proper alphabetical order the following definitions:
“‘First Amendment Date’ means July 27, 2011.
‘Last-Out Participation’ means a last-out participation interest under the Revolving Credit Agreement available to be purchased by Sun Cantinas Finance, LLC (“Sun Finance”) and/or one or more Affiliates of Sun Capital Partners, Inc. pursuant to the Last-Out Participation Agreement and any Supplemental Participation Agreement.
‘Last-Out Participation Agreement’ means that certain Last-Out Loan Participation Agreement, dated as of July 27, 2011, by and between Sun Finance and GE Franchise Finance Commercial, LLC, a Delaware limited liability company, as successor by assignment to General Electric Capital Corporation (“GE Franchise”), in its individual capacity as a Lender, as amended, amended and restated, modified or supplemented from time to time.

‘Supplemental Participation Agreement’ means a last-out participation agreement by and between Sun Finance and GE Franchise (or one or more of their respective permitted assigns) described in the Last-Out Participation Agreement.”
(b) §6.1(ii) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(ii) Indebtedness at any time incurred under the Revolving Credit Documents and any Permitted Refinancing Indebtedness in respect of such Indebtedness in an aggregate principal amount under this clause (ii) not to exceed $40,000,000, including the Last-Out Participation, less the aggregate amount of all permanent reductions (other than any reduction in the letter of credit commitment thereunder that is accompanied with a corresponding increase in the revolving credit loan commitment thereunder or any reduction in the revolving credit loan commitment thereunder that is accompanied with a corresponding increase in the letter of credit commitment thereunder, provided, that, notwithstanding any such reduction and corresponding increase, the aggregate principal amount pursuant to this clause (ii) shall not exceed $40,000,000), of the commitments thereunder by the Company or any of the Subsidiaries since the First Amendment Date;”
(c) §6.2(a)(x) of the Credit Agreement is amended and restated to read in its entirety as follows:
“(ii) liens created under, or evidenced or governed by, the Revolving Credit Documents (or the documents relating to any Permitted Refinancing Indebtedness in respect thereof) securing Indebtedness permitted by subsection 6.1(ii) (including the Last-Out Participation);”
(d) §6.9 of the Credit Agreement is amended to include the following words at the present beginning thereof:
“Other than the Last-Out Participation,”
(e) Section 7 of the Credit Agreement is amended by inserting new §§7.13 and 7.14 therein after removing the “.” at the present end of §7.12 thereof, which new §§7.13 and 7.14 shall read in their entirety as follows:
“Section 7.13. Restructuring Plan. Failure by Holdings to cause the Company to submit to the Administrative Agent and the Lenders (which delivery may be made through counsel to such parties) on or prior to September 15, 2011, a reasonably detailed proposal to restructure the Company’s material debt arrangements (the “Comprehensive Restructuring Plan”), accompanied by an Officers’ Certificate certifying that such Comprehensive Restructuring Plan was prepared on a reasonable basis and in good faith and is based on assumptions believed by the Company to be reasonable at the time made and from the best information then reasonably available to the Company; or

Section 7.14. Plan Agreement. (i) Failure by (a) the Company, (b) the beneficial holders of a majority in aggregate principal amount of the outstanding Senior Secured Notes, (c) the majority lenders under the Revolving Credit Agreement, (d) the Requisite Lenders under the Credit Agreement; (e) the Requisite Lenders (as defined in the Holdings Credit Agreement and subject to the proviso contained in clause (d) Section 7.13 of such Holdings Credit Agreement) under the Holdings Credit Agreement; and (f) a majority of the holders of Holdings’ common equity interests to negotiate and execute a binding restructuring term sheet, plan support agreement, lock-up agreement or similar agreement containing the substance of the Comprehensive Restructuring Plan or another plan with respect to the Company’s material debt arrangements on or prior to October 31, 2011 (any such agreement, a “Plan Agreement”) (it being understood and agreed that each beneficial holder whose signature is required in order to satisfy the requirements of clause (i) of this Section 7.14 shall have the right to determine, in its sole discretion, whether or not to execute any such proposed Plan Agreement) or (ii) following the execution of a Plan Agreement, failure by the Company to comply in all material respects with the terms of the Plan Agreement, or to otherwise implement in all material respects the Plan Agreement in accordance with the terms thereof, in each case, which failure continues and has not been cured for a period of 10 days following the Company’s receipt of written notice thereof from the Administrative Agent or the Requisite Lenders.”
4. Conditions. This Agreement shall be effective on the first day on which each of the following conditions precedent have been satisfied:
(a) The Administrative Agent shall have received a counterpart signature of Holdings, the Company and the Lenders party hereto which constitute Requisite Lenders under the Credit Agreement;
(b) The Company shall deliver a certificate of an authorized officer which shall (i) attach copies of all documents listed on, the Closing Checklist attached hereto as Annex B, and (ii) certify that (A) such documents are true and complete copies and (B) Holdings or the Company has taken all actions set forth on the Closing Checklist and satisfied all other conditions precedent listed thereon, all in form and substance, or in a manner, reasonably satisfactory to the Lenders party hereto which constitute Requisite Lenders under the Credit Agreement;
(c) The Company shall have paid to the Lenders or the Administrative Agent, all fees that are due and payable on or before the date hereof and shall have reimbursed the Administrative Agent and the Lenders for, or paid directly, all fees, costs and expenses incurred by the Administrative Agent’s and the Lenders’ counsel in connection with the closing of the transactions contemplated hereby; and
(d) The Amendments shall have been duly executed and delivered by each of the parties thereto.

5. Representations and Warranties. Each of Holdings and the Company represents and warrants to the Lenders and the Administrative Agent as follows:
(a) The execution, delivery and performance of this Agreement (i) is within the corporate authority of such Person, (ii) has been duly authorized by all necessary corporate proceedings, (iii) does not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which any of Holdings or any of its Subsidiaries is subject or any judgment, order, writ, injunction, license or permit applicable to any of Holdings or any of its Subsidiaries and (iv) does not conflict with any provision of the corporate charter or bylaws of, or any agreement or other instrument binding upon, any of Holdings or any of its Subsidiaries.
(b) The execution and delivery of this Agreement will result in valid and legally binding obligations of such Person enforceable against it in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors’ rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.
(c) The execution, delivery and performance by Holdings, the Company and its Subsidiaries of this Agreement, does not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.
(d) Each of the representations and warranties of Holdings and the Company contained in the Credit Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with the Credit Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time and after giving effect to this Agreement (except to the extent that such representations and warranties relate expressly to an earlier date) and, after giving effect to this Agreement, no Default or Event of Default shall have occurred and be continuing.
(e) Neither Holdings nor any of its Subsidiaries is in breach of or in default under any of the following agreements (other than a breach or default which has been, or is, contemporaneously herewith, being, cured or waived):
(i) any Senior Secured Note Document;
(ii) any Revolving Credit Document; or
(iii) any Holdings Credit Document.

6. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.
7. Continuing Effect of the Credit Agreement. Except as expressly set forth herein, this Agreement shall not by implication or otherwise limit, impair, constitute a waiver of, or otherwise affect the rights and remedies of the Lenders, the Administrative Agent, Holdings or the Company under the Credit Agreement and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement, all of which are ratified and affirmed in all respects and shall continue in full force and effect. Nothing herein shall be deemed to entitle Holdings or the Company to a consent to, or a waiver, amendment, modification or other change of, any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement in similar or different circumstances. This Agreement shall apply and be effective only with respect to the provisions of the Credit Agreement specifically referred to herein. After the effectiveness of this Agreement, any reference to the Credit Agreement shall mean the Credit Agreement as amended and modified hereby.

8. Release. (a) In consideration of, among other things, Administrative Agent’s and the Lenders’ execution and delivery of this Agreement (and without prejudice to the continuing effectiveness of the Loan Documents in accordance with their terms, as amended hereby), each of Holdings and the Company hereby fully, finally and forever releases, waives, voids, extinguishes, and discharges each of the Released Parties (as hereinafter defined) from any and all claims (including, without limitation, crossclaims, counterclaims, and rights of setoff and/or recoupment), actions, causes of action, suits, liens, damages and consequential damages, demands, bonds, bills, specialties, controversies, variances, trespasses, judgments, executions, costs, expenses or other claims of whatever nature or kind, in each case whether liquidated or unliquidated, fixed or contingent, matured or unmatured, known or unknown, foreseen or unforeseen, now existing, in law, equity, or otherwise, that Holdings or the Company has had or now has against any or all of the Lenders and the Administrative Agent (the Lenders and the Administrative Agent are collectively referred to as the “Lender Parties”) and any Affiliate of any of the Lender Parties acting in any capacity under the Credit Agreement and other Loan Documents, together with each of their respective Affiliates, successors and assigns, and the respective predecessors, successors, assigns and present and former Affiliates (whether by operation of law or otherwise), and each of their respective members, partners, equityholders, officers, directors, employees, representatives, advisors, attorneys, agents and professionals, and any Person claiming by or through any of them in whatever capacity, including other Persons through which such Person may act (collectively, the “Released Parties”), based in whole or in part on facts, whether or not now known, in each case that relate to, arise out of or otherwise are in connection with: (i) any or all of the Loan Documents or transactions contemplated thereby or any actions or omissions in connection therewith, (ii) any aspect of the dealings or relationships between or among Holdings or the Company, on the one hand, and any or all of the Released Parties, on the other hand, relating to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof, or (iii) any aspect of the dealings or relationships between or among any or all of the equity holders of Holdings or the Company, on the one hand, and the Released Parties, on the other hand, but only to the extent such dealings or relationships relate to any or all of the documents, transactions, actions or omissions referenced in clause (i) hereof (collectively, the “Released Claims”).
(b) Each of Holdings and the Company hereby further agrees and covenants not to at any time sue, instigate, institute, cause to institute, assist in instituting or permit to be instituted by, through or on its behalf, in whatever capacity including, but not limited to, through other Persons or entities through which Holdings and the Company may act, any legal, equitable or administrative proceedings or to otherwise allege or assert any Released Claims against any of the Released Parties.
(c) Each of Holdings and the Company further agrees and acknowledges that this release shall bar and extinguish any and all Released Claims against the Released Parties whether asserted by, through, on behalf of or under Holdings or the Company, in whatever capacity, in each case without further act or action under applicable law, regulation, order, or rule or the vote, consent, authorization or approval of any Person. In addition, each of Holdings and the Company further agrees and covenants not to aid, abet, assist, instruct, consent to or counsel any third party in asserting any Released Claim against any Released Parties.

(d) To the extent that, notwithstanding the New York choice of law provisions in Section 9 of this Agreement, California law is deemed to apply to the release provisions set forth herein, Holdings represents and warrants that it is fully aware of California Civil Code Section 1542, which provides as follows:
SECTION 1542. GENERAL RELEASE. A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
Each of Holdings and the Company hereby knowingly and voluntarily waive and relinquish the provisions, rights and benefits of California Civil Code Section 1542 and all similar federal or state laws, rights, rules, or legal principles of any other jurisdiction that may be applicable herein, and any rights they may have to invoke the provisions of any such law now or in the future with respect to the Released Claims being released pursuant to this Agreement, and each of Holdings and the Company hereby agrees and acknowledges that this is an essential term of the releases set forth herein. In connection with such releases, each of Holdings and the Company acknowledges that it is aware that it or its attorneys or others may hereafter discover Released Claims or facts presently unknown or unsuspected in addition to or different from those which they now know or believe to be true with respect to the subject matter of the Released Claims being released pursuant to this Agreement. Nevertheless, it is the intention of Holdings and the Company in executing this Agreement to fully, finally, and forever settle and release the Released Claims.
(e) The provisions of this Section shall survive the termination of this Agreement, the Credit Agreement, the other Loan Documents and payment in full of the Obligations.
(f) None of the foregoing provisions of this Section 8 shall apply in any way to the right of either of Holdings or the Company to enforce its rights and the obligations of the Administrative Agent and the Lenders under the Credit Agreement, based upon facts occurring after the First Amendment Date.
9. Applicable Law. THIS AGREEMENT IS A CONTRACT UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SAID STATE OF NEW YORK (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).
10. Headings. Headings herein are included herein for convenience of reference only and shall not constitute a part hereof for any other purpose or be given any substantive effect.
11. Loan Document. This Agreement shall constitute a Loan Document.

12. Reaffirmation. Each of Holdings and the Company hereby confirms its pledges, grants of security interests and mortgages and other obligations, as applicable, under and subject to the terms of each of the other Loan Documents to which it is party, and agrees that, notwithstanding the effectiveness of this Agreement, such pledges, grants of security interests and mortgages and other obligations, and the terms of each of the other Loan Documents to which it is a party, are not impaired or affected in any manner whatsoever and shall continue to be in full force and effect after giving effect to this Agreement.
13. Direction. By execution and delivery hereof, the Lenders executing this Agreement hereby authorize and direct the Administrative Agent to execute and deliver this Agreement and approve the form and substance hereof.
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IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and First Amendment to Credit Agreement to be executed and delivered by its officer thereunto duly authorized as of the date first written above.

RM RESTAURANT HOLDING CORP., as Holdings

By:
Name:
Title:
Signature Page to
Limited Waiver and First Amendment to Credit Agreement

REAL MEX RESTAURANTS, INC. as the Company

By:
Name:
Title:
Signature Page to
Limited Waiver and First Amendment to Credit Agreement

IN WITNESS WHEREOF, the parties hereto have caused this Limited Waiver and First Amendment to Credit Agreement to be executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

WILMINGTON TRUST, NATIONAL ASSOCIATION (AS SUCCESSOR TO WILMINGTON TRUST FSB), as Administrative Agent

By:
Name:
Title:
Signature Page to
Limited Waiver and First Amendment to Credit Agreement

Z CAPITAL SPECIAL SITUATIONS FUND HOLDINGS I, L.L.C., as a Lender

By:

	Name:	James J. Zenni, Jr.
Title:	President of Z Capital Partners, L.L.C.;
managing member of
Z Capital Special Situations UGP, L.L.C.;
general partner of
Z Capital Special Situations GP, L.P.;
general partner of
Z Capital Special Situations Fund, L.P.;
managing member of
Z Capital Special Situations Fund
Holdings I, L.L.C.
Signature Page to
Limited Waiver and First Amendment to Credit Agreement

ANNEX A

Specified Defaults
1.	Section 7.2: Cross-default as a result of defaults by the Company under the Senior Secured Note Indenture which are specifically waived pursuant to the Indenture Amendment.
2.	Section 7.2: Cross-default as a result of defaults under the Holdings Credit Documents which are specifically waived pursuant to the Holdings Credit Agreement Amendment.
3.	Section 7.2: Cross-default as a result of defaults under the Revolving Credit Documents which are specifically waived pursuant to the Revolving Credit Agreement Amendment.
4.	Section 7.5: Breach of Section 5.1(B) as a result of the failure to promptly notify the Administrative Agent in writing of the occurrence of Defaults and Events of Default set forth on this Annex A.
5.
Section 7.5: Breach of Section 5.6(c) as a result of defaults under each of the Senior Secured Note Documents, the Revolving Credit Documents and the Holdings Credit Documents which defaults are being waived pursuant to the Amendments.

ANNEX B
Closing Checklist
(to be attached)